SCHEDULE 14C

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X]     Preliminary information statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[ ]     Definitive information statement

                         REALITY WIRELESS NETWORKS, INC.
                                      F/K/A
                           DICOM IMAGING SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5 (g) and 0-11

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                         REALITY WIRELESS NETWORKS, INC.
                                      F/K/A
                           DICOM IMAGING SYSTEMS, INC.
                        4106 Factoria Blvd. SE, Suite 214
                           Bellevue, Washington 98006
                                 (408) 379-1716

                        ---------------------------------
                              INFORMATION STATEMENT
                        ---------------------------------


         This information statement is being mailing on or about January ___, 2002 to holders of record as of November 21, 2001 (the "Record Date") of shares of common stock, par value $0.001 per share, of Reality Wireless Networks, Inc., a Nevada corporation, formerly known as Dicom Imaging Systems, Inc. (the "Company") in connection with:

         (i) the adoption of a Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company; Reality Networks, Inc., a Delaware corporation ("Reality Networks"); the shareholders of common stock of Reality Networks; Torchmark Holdings Ltd., a Turks and Caicos Islands corporation ("Torchmark"); and certain affiliates of Torchmark, including Gannett International Ltd., a Turks and Caicos Islands corporation ("Gannett"); Lexicon International Ltd., a Turks and Caicos Islands corporation ("Lexicon"); and Santa Fe Pacific Holdings Ltd, a Turks and Caicos Islands corporation ("Santa Fe");

         (ii) the appointment of three new directors to the Company's board of directors;

         (iii) an amendment to the Company's Articles of Incorporation changing the name of the Company to "Reality Wireless Networks, Inc.";

         (iv) a 1-for-27 reverse stock split of all shares of the Company's issued and outstanding common stock; and

         (v) the adoption of the Reality Networks 2001 Stock Option Plan (the "Plan").

         On November 20, 2001, the Company's board of directors recommended that the stockholders approve the (i) Share Exchange Agreement and the transactions contemplated thereby (the "Share Exchange"), (ii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iii) 1-for-27 reverse stock split, and (iv) adoption of the Plan. On November 21, 2001, Torchmark, the holder of a majority of the outstanding shares of common stock approved, by written consent, the (i) appointment of the new directors, (ii) Share Exchange, (iii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iv) 1-for-27 reverse stock split, and (v) adoption of the Plan. Approval by the board of directors and by the holders of a majority of the outstanding voting securities is adequate under Nevada law to effect the foregoing proposals.

         The details of the Share Exchange Agreement are set forth in this information statement. In summary, the Share Exchange contemplates that:

o Immediately prior to or shortly after the closing of the Share Exchange, the Company will file an amendment to the Company's Articles of Incorporation changing the name of the Company to "Reality Wireless Networks, Inc.". This requirement has been met as on December 7, 2001, the Company filed with the Nevada Secretary of State an amendment the Company's Articles of Incorporation changing the Company's name from "Dicom Imaging Systems, Inc." to "Reality Wireless Networks, Inc."

o Immediately prior to the closing of the Share Exchange, the Company will effect a reverse stock split so that not more than 1,000,000 shares of common stock of the Company are issued and outstanding. This requirement has been met as on December 19, 2001, the Company effected the 1-for-27 reverse stock split.

o At the closing of the Share Exchange Agreement, the holders of shares of Reality Networks common stock will exchange their respective shares for shares of common stock of the Company on a one-to-one basis.

o At the closing of the Share Exchange, it is contemplated that all the shareholders of Reality Networks will be issued an aggregate of approximately 8,000,000 shares of the Company's common stock, so that they would own approximately 89% of the Company's issued and outstanding shares calculated on a post-closing basis.

o At the closing of the Share Exchange, it is contemplated that the shareholders of Reality Networks will offer and sell all of their approximately 8,000,000 shares of the common stock of Reality Networks to the Company, so that Reality Networks will be a wholly-owned subsidiary of the Company.

         The Share Exchange will become effective upon the filing of Articles of Exchange of the Company with the Nevada Secretary of State, which filing will not occur earlier than 20 calendar days from the date of this information statement (the "Effective Date"). The adoption of the Plan will become effective on upon closing of the Share Exchange. Please note, however, that the Articles of Exchange will be filed at such time as is determined by the board of directors, in its sole discretion, and that Nevada law permits the board of directors to abandon the filing of the Articles of Exchange without further action by the stockholders of the Company.

         Stockholders have no right under Nevada law or the Company's Articles of Incorporation to dissent from the amendment to the Articles of Incorporation to change the Company's name or the adoption of the Plan. However, Sections 92A.300 to 92A.500 of the Nevada Revised Statutes ("NRS") give stockholders who have not consented to the Share Exchange the right to be paid in cash the fair value of their shares of common stock of the Company as determined by the board of directors of the Company. In order to receive cash payment for their shares of common stock of the Company a dissenting shareholder must comply with the procedures specified by Section 92A.300 to 92A.500 of the NRS. See "Rights of Dissenting Shareholders" below.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                            ELECTION OF NEW DIRECTORS

         On November 21, 2001, Torchmark, the holder of a majority of the outstanding shares of common stock of the Company approved, by written consent, the appointment of John Eltringham as a member of the board of directors. Mr. Eltringham consented to appointment as a director on November 21, 2001. On November 21, 2001, Torchmark also consented to the appointment of Rick Ramirez and Brent Haines, currently members of the Board of Directors and officers of Reality Networks, to the board of directors of the Company, contingent on and subject to consummation of the Share Exchange.

         Mr. Eltringham received his undergraduate degree in Business Administration with an emphasis in Finance, cum laude, from Washington State University in 1994. In 1997 Mr. Eltringham received his Juris Doctor from Seattle University in 1997. From 1997 to 2001, Mr. Eltringham worked on several complex litigation matters, including intellectual property, antitrust, mergers and acquisitions, and trademark and patent infringement. In December 2001 Mr. Eltringham also became a member of the board of directors of Dtomi, Inc., a Nevada corporation.

         The Company does not have any standing audit, nominating, or compensation committees of the board of directors, or committees performing similar functions.

                      NAME CHANGE AND TICKER SYMBOL CHANGE

         On December 7, 2001 the Company filed with the Nevada Secretary of State an amendment the Company's Articles of Incorporation changing the Company's name from "Dicom Imaging Systems, Inc." to "Reality Wireless Networks, Inc." (the "Name Change"). On November 20, 2001 the Company's board of directors, and on November 21, 2001 Torchmark, the holder of a majority of the outstanding shares of common stock, approved the Name Change. The Name Change took effect on the Over-the-Counter Bulletin Board (the "OTC BB"), the primary market on which the Company's securities are listed for trading, at the opening of business, on December 19, 2001. Additionally, on December 19, 2001, the Company's ticker symbol changed from "DCIM" to "RWNI."

         The Company's new name, "Reality Wireless Networks, Inc.", is not to be confused with "Reality Networks, Inc.", a Delaware corporation and a party to the Share Exchange Agreement. The purpose of the name change was to convey more clearly a sense of the Company's new business, that of Reality Networks, on the Effective Date, assuming consummation of the Share Exchange.

                               REVERSE STOCK SPLIT

         On November 20, 2001, the Company's board of directors recommended that the stockholders approve a 1-for-27 reverse stock split (the "Reverse Split") of the Company's then issued and outstanding common stock (the "Old Common"). On November 21, 2001, Torchmark, the holder of the majority of the outstanding shares of common stock, approved the Reverse Split. The Reverse Split became effective at the opening of business on December 19, 2001 (the "Effective Reverse Split Date").

         Pursuant to the Reverse Split, each 27 shares of Old Common outstanding at the close of business on December 18, 2001 (the record date of the Reverse Split) became reclassified as, and exchanged for, one share of newly issued common stock, par value $0.01 per share ("New Common").

         The Reverse Split does not materially affect the proportionate equity interest in the Company of any holder of Old Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, all shares of common stock underlying various convertible securities of the Company and their respective exercise prices per share, have been proportionately adjusted.

         As of December 18, 2001, there were 26,632,653 shares of common stock of the Company outstanding. Each share of common stock entitles its holder to one vote. The direct result of the Reverse Split was to decrease the number of issued and outstanding shares of common stock from 26,632,653 shares of Old Common to approximately 986,519 shares of New Common. The existing 986,519 shares of New Common will likely to increase in number, but not to more than 1,000,000 shares of New Common, as stockholders who hold fractional shares as a result of the Reverse Split have such shares rounded up to the nearest whole shares any fractions of shares that those stockholders would otherwise receive in the Reverse Split. The New Common issued pursuant to the Reverse Split are fully paid and non-assessable. All shares of New Common have the same par value, voting rights and other rights as shares of Old Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock which may be issued.

         The primary reason for the Reverse Split was to decrease the public float of the Company's common stock, which the Company believes will, in turn, increase the liquidity of the Company's common stock. Prior to the Effective Reverse Split Date, the Company had a relatively large number of shares of common stock outstanding in light of its then current capitalization structure. As a result, the Company believed that the price for a share of its common stock was lower than it would eventually be if it reduced the number of shares of its common stock that are outstanding. Although there can be no assurance that the price per share of the Company's common stock will increase following the contemplated reverse stock split, or that any increase in the price will be proportional to the decrease in outstanding shares, any increase in our price may increase the liquidity of the Company's common stock because the Company believes that an increase in its stock price will increase demand for its common stock. Prior to the Effective Reverse Split Date, the price of the Company's common stock was at a level that may have caused potential investors to view an investment in the Company as unduly speculative. Therefore, any increase in the price for the Company's common stock may make shares of the Company's common stock more attractive to potential investors who associate higher stock prices with stability.

         Any increase in liquidity may make it easier for the Company to conduct future equity offerings and to issue shares of the Company's common stock in connection with acquisitions, as potential investors and acquisition candidates may be more favorably inclined to acquire securities for which there is an active trading market.

         The Reverse Split occurred on the Effective Reverse Split Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Old Common are actually surrendered by each holder thereof (if such holder chooses to do so) for certificates representing the number of shares of the New Common that the stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Reverse Split Date, certificates representing shares of Old Common were be deemed to represent approximately one twenty-seventh of the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for transfer or exchange with the Company's transfer agent, Pacific Stock Transfer Company. Pacific Stock

Transfer Company's address is: 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

         No fractional shares of New Common were issued and, in lieu thereof, the Company has rounded up to the nearest whole share any fraction of a share that any stockholder otherwise received in the Reverse Split.

         Certificates representing shares of Old Common retained by stockholders are deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders who, nevertheless, want new certificates representing shares of New Common may tender their share certificates to the Company's transfer agent for exchange. Certificates representing shares of Old Common surrendered to the Company's transfer agent will be replaced by certificates representing shares of New Common as soon as practicable after such surrender.

         Certificates representing shares of Old Common that contain a restrictive legend and are a tendered to the Company's transfer agent for exchange will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Old Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Old Common, for the purposes of determining the term of the restrictive period applicable to the New Common.

         The receipt of New Common in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, the basis of the Old Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Old Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Reverse Split, a stockholder's holding period for shares of Old Common will be included in the holding period for the New Common received as a result of the Reverse Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

                               THE SHARE EXCHANGE

         On November 20, 2001 the Company's board of directors, and on November 21, 2001 Torchmark, the holder of a majority of the outstanding shares of common stock, approved the Share Exchange. At the closing of the Share Exchange, the holders of shares of Reality Networks common stock will exchange their respective shares for shares of common stock of the Company on a one-to-one basis.

         Pursuant to the terms of the Share Exchange Agreement, it is contemplated that all the shareholders of Reality Networks will be issued an aggregate of approximately 8,000,000 shares of the Company's common stock, so that they would own approximately 89% of the Company's issued and outstanding shares, calculated on a post-closing basis. The current shareholders of the Company would own approximately 986,519 shares of the Company's common stock, or approximately 11% of the issued and outstanding shares, calculated on a post-closing basis. Additionally, at the closing of the Share Exchange, it is contemplated that Reality Networks will be a wholly-owned subsidiary of the Company.

         The Share Exchange will become effective upon the filing of Articles of Exchange of the Company with the Nevada Secretary of State, which filing will not occur earlier than 20 calendar days from the date of this information statement (the "Effective Date"). The Articles of Exchange will be filed at such time as is determined by the board of directors, in its sole discretion. Additionally, Nevada law permits the Board to abandon the filing of the Articles of Exchange without further action by the stockholders of the Company.

                        CHANGE IN CONTROL OF THE COMPANY

         Giving effect to the transactions contemplated by the Share Exchange, the Company's current shareholders will own, on a fully diluted basis, approximately 11%, and the current shareholders of Reality Networks shall own approximately 89%, of the issued and outstanding voting securities of the Company. The current shareholders of the Company will own an aggregate of approximately 986,519 shares of common stock of the Company and the current shareholders of Reality shall own an aggregate of approximately 8,000,000 shares of common stock of the Company.

     SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL SHAREHOLDERS
                       BEFORE AND AFTER THE SHARE EXCHANGE


BEFORE THE SHARE EXCHANGE

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 21, 2001 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
-------------------------------------------------------------------------------------------------------
Common Stock               Torchmark Holdings Ltd. (2)        503,061 Shares            51%
                           PO Box 290, Caribbean Place
                           Leeward Highway
                           Providenciales
                           Turks & Caicos Islands

Common Stock               Directors and Officers             -0-                        0%
                           As a Group (No Persons)
-------------------------------------------------------------------------------------------------------

(1) Based on a total of 986,519 shares of the Company's common stock issued and outstanding as of December 21, 2001.

(2) Gannett, Lexicon and Santa Fe have each agreed to vote the same as any vote by Torchmark at any meeting of the shareholders of the Company; the shared voting power by and among these entities is approximately 532,961 shares of common stock, which amounts to approximately 54% of the issued and outstanding common stock on December 21, 2001.

AFTER THE SHARE EXCHANGE

         The following table sets forth certain information concerning the number of shares of our common stock, options, warrants or other securities, on, on a fully-diluted basis, assuming consummation of the Share Exchange, owned beneficially as of the Effective Date by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
-------------------------------------------------------------------------------------------------------
Common Stock               Torchmark Holdings Ltd. (2)        503,061 Shares             5%
                           PO Box 290, Caribbean Place
                           Leeward Highway
                           Providenciales
                           Turks & Caicos Islands

Common Stock               Rick Ramirez                       3,738,000 Shares          41%
                           120 W. Campbell Ave., Suite E
                           Campbell, California 95008

Common Stock               Brent Haines                       3,738,000 Shares          41%
                           120 W. Campbell Ave., Suite E
                           Campbell, California 95008
-------------------------------------------------------------------------------------------------------

(1) Based on a total of 8,986,519 shares of our common stock issued and outstanding as of the Effective Date. All options, warrants or other securities of the Company convertible into common stock, whether authorized and unissued or issued and outstanding, upon issuance and/or conversion, represent approximately less than 1% of the shares of the Company's common stock outstanding on a fully-diluted basis, assuming consummation of the Share Exchange.

(2) Gannett, Lexicon and Santa Fe have each agreed to vote the same as any vote by Torchmark at any meeting of the shareholders of the Company; the shared voting power by and among these entities is approximately 532,961 shares of common stock, which amounts to approximately 6% of the issued and outstanding common stock.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to our highest paid officers and directors for our fiscal year ended December 31, 2001. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.

--------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------

                                    Annual Compensation       Long-Term Compensation
                                    -------------------       ----------------------
                                                              Awards                       Pay-Outs
                                                              ------                       --------

                                                     Other                 Securities
                                                     Annual   Restricted   Under-                        All
Name and                                             Compen-  Stock        lying                         Other
Principal                           Salary  Bonus    sation   Award(s)     Options/        LTIP          Compen-
Position                   Year     ($)     ($)      ($)      ($)          SARs (#)        Payouts ($)   sation
--------------------------------------------------------------------------------------------------------------------
John R.                    2001     -0-       -0-      -0-     $6,667      -0-              -0-           -0-
Eltringham; (1), (2)       2000     -0-       -0-      -0-     -0-         -0-              -0-           -0-
Chief Executive            1999     -0-       -0-      -0-     -0-         -0-              -0-           -0-
Officer, President,
Secretary, Treasurer
and Director

Dr. David                  2001     $68,390   -0-      -0-     -0-         -0-              -0-           -0-
Gane; (3)                  2000     $76,700   -0-      -0-     -0-         -0-              -0-           -0-
Chief Executive            1999     $54,000   -0-      -0-     -0-         2,999,997        -0-           -0-
Officer, President,
Secretary, Treasurer
and Director

Wayne Rees; (4)            2001     $49,860   -0-      -0-     -0-         -0-              -0-           -0-
Vice President,            2000     $73,603   -0-      -0-     -0-         -0-              -0-           -0-
Sales; and Director        1999     $61,806   -0-      -0-     -0-         2,999,997        -0-           -0-

Todd Rees; (5)             2001     $41,891   -0-      -0-     -0-         -0-              -0-           -0-
Vice President,            2000     $61,806   -0-      -0-     -0-         -0-              -0-           -0-
Customer Support;          1999     $48,880   -0-      -0-     -0-         2,999,997        -0-           -0-
and Director

Donald Williams; (6)       2001     $49,860   -0-      -0-     -0-         -0-              -0-           -0-
President, Chief           2000     $72,712   -0-      -0-     -0-         -0-              -0-           -0-
Operating Officer          1999     $-0-      -0-      -0-     -0-         -0-              -0-           -0-

Notes:

     (1) Mr. Eltringham was appointed as a director on November 21, 2001, and as chief executive officer, president, secretary and treasurer on November 21, 2001.

     (2) Mr. Eltringham's restricted stock award is currently in the form of a convertible promissory note, convertible into shares of restricted common stock of the Company, at the market price per share of the Company's common stock on the OTC BB at the time of conversion and upon completion of his term as director and officer of the Company. Mr. Eltringham is expected to complete his term as a director and an officer of the Company on or about January 21, 2002.

     (3) Dr. Gane resigned his positions as a director and an officer of the Company on November 21, 2001, at which time all outstanding options of Dr. Gane to purchase common stock either expired or were cancelled.

     (4) Mr. W. Rees resigned his positions as a director and an officer of the Company on September 4, 2001, at which time all outstanding options of Mr. W. Rees to purchase common stock either expired or were cancelled.

     (5) Mr. T. Rees resigned his positions as a director and an officer of the Company on September 4, 2001, at which time all outstanding options of Mr. T. Rees to purchase common stock either expired or were cancelled.

     (6) Mr. Williams resigned his position as an officer of the Company on March 2, 2001, at which time Dr. Gane became President.

     In addition to their base salaries, the above-noted officers and directors, with the exception of Mr. Eltringham, received employee benefits such as health, accident, life, and long-term disability insurance coverage.

     Until Mr. Eltringham was elected to the board of directors, the Company paid a minimal monetary compensation to its outside directors, but did not and currently does not compensate its directors for attendance at meetings. The Company reimburses its directors for reasonable expenses incurred during the course of their performance.

     During the most recently completed financial year ended December 31, 2000, and for the fiscal year ended December 31, 2001, the Company did not have a pension plan for its directors, officers or employees.

     On March 17, 1999, Dicom granted options to each of David Gane, Wayne Rees and Todd Rees to purchase 2,999,997 shares of common stock at $0.11 per share through March 17, 2005, this exercise price having been restated to take into account the two three-for-one stock splits that occurred on December 22, 1999 and April 5, 2000, respectively. All shares of common stock acquired upon exercise of all options were subject to a 180-day lock up provision before they could have been resold. The options were to expire 5 years from the grant date, but have since either expired or been cancelled.

     No stock options were granted to any of our directors and officers during our most recent fiscal year ended December 31, 2000, and the Company does not expect to grant and options to our directors or officers for the period ending December 31, 2001. Additionally, none of the Company's officers, directors or employees exercised options during the financial year ended December 31, 2000, and are not anticipated to exercise any options for the year ended December 31, 2001.

     Our officers and directors do not hold any options to purchase shares of our common stock.

                       INFORMATION ABOUT REALITY NETWORKS

         Reality Networks has been marketing and selling Internet access since 1996. Originally organized as a California corporation and recently reorganized as a Delaware corporation, Reality Networks has been focusing on marketing and selling fixed wireless broadband access since 1998 and is one of the leading providers of wireless access and wireless access products in northern California.

         Reality Networks is a development stage company that currently delivers fixed, high-speed, wireless Internet access as an alternative to DSL or cable products. Reality Networks delivers Internet access to its customers using primarily 802.11b technology to provide Internet access in geographical areas where DSL and cable are not available.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Reality Networks, Inc.

We have audited the accompanying balance sheet of Reality Networks, Inc. as of September 30, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from inception (August 28, 2001) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reality Networks, Inc. as of September 30, 2001, and the results of its operations and its cash flows for the period from inception (August 28, 2001) through September 30, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a capital deficit of $165,172. The Company will require additional working capital to develop and support its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Malone & Bailey, PLLC
Houston, Texas

December 17, 2001

REALITY NETWORKS, INC.
BALANCE SHEET
September 30,


                                                                                                          2001
                                                                                                    ----------------
ASSETS

Current assets
  Accounts receivable                                                                               $          6,556
  Inventory                                                                                                  191,654
  Prepaid assets                                                                                               3,469
                                                                                                    ----------------
    Total current assets                                                                                     201,679
Equipment, net of accumulated depreciation of $0                                                              86,198
                                                                                                    ----------------
                                                                                                    $        287,877
                                                                                                    ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                                  $         25,895
  Accrued expenses                                                                                             6,500
  Current portion of notes and capital leases payable                                                        260,387
                                                                                                    ----------------
    Total current liabilities                                                                                292,782
                                                                                                    ----------------

Notes and capital leases payable                                                                             160,267

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.0001 par value, 50,000,000 shares
    authorized, none issued and outstanding                                                                        -
  Common stock, $.0001 par value, 150,000,000 shares
    authorized, 8,000,000 shares issued and outstanding                                                          800
  Capital subscriptions receivable                                                                              (800)
Retained earnings (deficit)                                                                                 (165,172)
                                                                                                    ----------------
  Total Stockholders' Equity (Deficit)                                                                      (165,172)
                                                                                                    ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                          $        287,877
                                                                                                    ================


See accompanying summary of accounting policies and notes to consolidated financial statements.

REALITY NETWORKS, INC.
STATEMENT OF OPERATIONS
For the period from inception (August 28, 2001) through September 30,


                                                                                  2001
                                                                           -----------------
Revenues                                                                   $               -
Cost of revenues                                                                           -
                                                                           -----------------
Gross margin                                                                               -
General and administrative                                                           165,172
                                                                           -----------------
Net loss                                                                            (165,172)
                                                                           =================

Net loss per share:
  Basic and diluted                                                        $           (0.02)
                                                                           =================

Weighted average shares outstanding:
  Basic and diluted                                                                8,000,000
                                                                           =================




See accompanying summary of accounting policies and notes to consolidated financial statements.

REALITY NETWORKS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the period from inception (August 28, 2001) through September 30, 2001




                                       Common Stock                          Capital                 Retained
                                       -----------------------------------   Subscriptions           Earnings
                                       Shares             Amount             Receivable              (Deficit)
                                       -----------------  ----------------   --------------------    ----------------
Issuance of common stock to founders           8,000,000  $            800   $               (800)   $              -

Net loss                                               -                 -                      -            (165,172)

                                       -----------------  ----------------   --------------------    ----------------
Balance at September 30, 2001
                                               8,000,000  $            800   $               (800)   $       (165,172)
                                       =================  ================   ====================    ================



























See accompanying summary of accounting policies and notes to consolidated financial statements.

REALITY NETWORKS, INC.
STATEMENT OF CASH FLOWS
For the period from inception (August 28, 2001) through September 30,


                                                                                                           2001
                                                                                                     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                             $        (165,172)
Adjustments to reconcile net loss to cash used in operating activities:

Write-off of excess liabilities in acquisition                                                                 165,172
Changes in current assets and liabilities:                                                                           -
                                                                                                     -----------------

                                                                                                     -----------------
NET CASH USED IN OPERATING ACTIVITIES                                                                                -
                                                                                                     -----------------

NET INCREASE (DECREASE) IN CASH                                                                                      -
Cash, beg. of period                                                                                                 -
                                                                                                     -----------------
Cash, end of period                                                                                  $               -
                                                                                                     =================

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                                                        $               -
Income taxes paid                                                                                    $               -

ACQUISITION OF ASSETS AND ASSUMPTION OF LIABILITIES
  Assets acquired                                                                                    $         287,877
  Liabilities assumed                                                                                $        (453,049)
                                                                                                     -----------------
  Charged to earnings                                                                                $         165,172
                                                                                                     =================








See accompanying summary of accounting policies and notes to consolidated financial statements.

REALITY NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Reality Networks, Inc. referred to as the ("Company" or "Reality")) was incorporated on August 28, 2001 under the laws of the state of Delaware. The Company is a wireless Internet service provider. On October 1, 2001, the Company entered into a stock purchase agreement to acquire certain assets and liabilities of a related Internet service provider. On November 7, 2001, the Company entered into a share exchange agreement with Dicom Imaging Systems, Inc. ("Dicom") and exchanged 100% of its shares for 8,000,000 shares of Dicom or 88.8% of Dicom. In connection with the merger, Dicom will change its name to Reality Wireless Networks, Inc. For accounting purposes this transaction will be treated as an acquisition of Dicom and a recapitalization of the Company. This tax-free transfer is pursuant to section 351 of the Internal Revenue Code of 1986 as amended.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Inventory

Inventory consists of wireless equipment and supplies are stated at the lower of cost or market using the first-in, first-out (FIFO)method.

Property And Equipment

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

Impairment

The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Stock Based Compensation

The Company accounts for stock options and warrants issued to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. For financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered, the Company follows statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

The Company has assumed certain liabilities and has just commenced its business operations. The Company has a capital deficit of $165,172 as of September 30, 2001. The Company will require additional working capital to develop and support its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) receives additional financing necessary to support the Company's working capital requirements.

Additionally, the Company intends to raise additional working capital through private placements, public offerings and/or bank financing. As of December 17, 2001, the Company is in discussions with investors and lending institutions, however no definitive agreements have been reached.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or
(2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail its operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - ASSET AND LIABILITY PURCHASE FROM RELATED ENTITY

On October 1, 2001, the Company entered into an agreement with Reality Networks, Inc., a California corporation and an Internet service provider or ("ISP-Reality"), to acquire certain assets and assume certain liabilities. The Company has reflected the acquisition of assets and assumption of liabilities as of September 30, 2001. Certain officers, directors and shareholders of the Company were or are officers, directors and shareholders of ISP-Reality. The purchase price was allocated to the assets acquired and liabilities assumed. No amounts were allocated to goodwill or other intangibles and the excess liabilities over net assets were recorded as a charge to earnings. The purchase price was allocated as follows:

                                                                                       Fair Value
                                                                                     -------------
       Accounts receivable                                                           $       6,556
       Inventory                                                                           191,654
       Prepaid assets                                                                        3,469
       Property and equipment                                                               86,198
       Accounts payable                                                                    (25,895)
       Accrued expenses                                                                     (6,500)
       Notes and leases payable                                                           (420,654)
                                                                                     -------------
       Fair value of net liabilities assumed                                              (165,172)
       Charged to earnings                                                                 165,172
                                                                                     -------------
                                                                                     $           -
                                                                                     =============

There are no unaudited pro forma results of operations since the Company began operations on August 28, 2001 and has no prior periods presented.

NOTE 4 - SUBSEQUENT REVERSE MERGER AND PRO FORMA INFORMATION

On November 7, 2001, the Company entered into a share exchange agreement with Dicom and exchanged 100% of its shares for 8,000,000 shares of Dicom or 88.8% of Dicom. In connection with the merger, Dicom will change its name to Reality Wireless Networks, Inc. For accounting purposes this transaction will be treated as an acquisition of Dicom and a recapitalization of the Company. This tax-free transfer is pursuant to section 351 of the Internal Revenue Code of 1986 as amended. The Company is the accounting acquirer and the results of its operations carry over.

Pro forma information giving effect to the acquisition as if the acquisition took place on September 30, 2001 is presented as follows:

                                             Reality
                                             Networks,         Dicom Imaging       Pro forma              Pro Forma
                                             Inc.              Systems, Inc.       Adjustments            Balance Sheet
                                             --------------    ---------------     ---------------        ---------------
Accounts receivable                          $        6,556    $             -     $             -        $         6,556
Inventory                                           191,654                  -                   -                191,654
Prepaid assets                                        3,469                  -                   -                  3,469
Property and equipment                               86,198                  -                   -                 86,198
Accounts payable                                    (25,895)          (428,647)                  -               (454,542)
Accrued expenses                                     (6,500)           (26,642)                                   (33,142)
Notes and capital leases payable
                                                   (420,654)                 -                   -               (420,654)
Common stock                                           (800)           (26,633)             26,533                   (900)
Additional paid in capital                                -         (1,807,041)          1,807,041                      -
Capital subscriptions receivable
                                                        800                  -                   -                    800
Retained earnings (deficit)                         165,172          2,288,963          (1,833,574)               620,561
                                             --------------    ---------------     ---------------        ---------------
                                             $            -    $             -     $             -        $             -
                                             ==============    ===============     ===============        ===============

The pro forma presentation and adjustments reflect the following items:

Elimination of all equity accounts of Dicom, the Company is the accounting acquirer.

The common stock and additional paid in capital amounts and retained deficit are decreased for the net liabilities assumed from Dicom in the merger.

The excess liabilities over assets from Dicom was recorded in retained earnings (deficit).

After the merger, the Company will have 9,000,000 shares of common stock outstanding.

NOTE 5 - PROPERTY AND EQUIPMENT

At September 30, 2001, property and equipment consisted of the following:

                                                                    Estimated
                                                                    Useful Lives        Amount
                                                                    ----------------    -----------------
      Computer equipment                                            3-5                 $          44,200
      Furniture and fixtures                                        7                                 790
      Automobile                                                    5                              24,090
      Communications equipment                                      7                              17,118
                                                                                        -----------------
                                                                                        $          86,198
                                                                                        =================

The Company will begin depreciating these assets as they are placed in service in October 2001.

NOTE 6 - NOTES AND CAPITAL LEASES PAYABLE

The Company assumed certain obligations on October 1, 2001. The following are the notes and capital leases payable as of September 30,:

                                                                                                2001
                                                                                         -----------------
      Installment note issued to purchase automobile, payable in monthly installments of $465 through August 2006, and bearing interest at 5.9% ,
      secured by automobile purchased                                                    $          24,090

      Convertible promissory note issued to purchase inventory, due June 4,
      2002, unless converted, note automatically converts if Company raises $3 million, and bearing interest at 8%, secured by all accounts including
      inventory and equipment                                                                      190,000

      Convertible promissory note issued for working capital, due July 2004, unless converted, and bearing interest at 10%, personally guaranteed by an
      officer of the Company                                                                        75,000

      Capital lease obligation payable in monthly installments of $1,877 including principal and interest, maturing July 2004, and bearing interest
      at 22.86% secured by inventory and equipment                                                  47,510

      Capital lease obligation payable in monthly installments of $1,592 including principal and interest, maturing July 2005, and bearing interest
      at 24.24% secured by inventory and equipment                                                  48,320

      Other various notes                                                                           35,734
                                                                                         -----------------
      Total                                                                                        420,654
      Less: current portion                                                                        260,387
                                                                                         -----------------
      Notes and capital lease payable                                                    $         160,267
                                                                                         =================

The annual maturities of the debt indicated above for the five years following September 30, 2001, are $260,387 in 2002, $34,165 in 2003, $106,941 in 2004,
$15,525 in 2005 and $3,636 in 2006.

The $190,000 convertible promissory note is convertible at the outstanding principal balance plus accrued interest divided by 65% of the lowest price paid by any investor.

The $75,000 convertible promissory note is convertible at the outstanding principal balance plus accrued interest at the option of the holder at the pricing of the first closing of an equity financing.

NOTE 7 - WARRANTS

In connection with the $75,000 convertible promissory note, the Company issued 150,000 warrants to purchase Series A preferred stock or its common stock equivalent at an exercise price of 70% of the price of Series A preferred stock or common stock. The warrants have a term of 5 years.

NOTE 8 - STOCK OPTION PLAN

2001 Stock Option Plan

During September 2001, the Company adopted the "2001 Stock Option Plan." Pursuant to the Company's 2001 Stock Option Plan, the Company may grant the Company's employees and employee directors non-qualified options to purchase up to 1,000,000 shares of Common Stock. Incentive stock options must be granted at not less than the fair market value of the Company's Common Stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's Common Stock). The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant or within five years from the date of grant for options granted to stockholders owning 10% or more of the Company's Common Stock. Unexercised vested and unvested options terminate in three months if the employment or service of an option holder is terminated for cause. Unvested options terminate if the employment or service of an option holder is terminated without cause or for disability. As of December 17, 2001, there were no options issued.

            ADOPTION OF REALITY NETWORKS, INC. 2001 STOCK OPTION PLAN

General.

         The board of directors and Torchmark, the holder of a majority of the outstanding shares of common stock of the Company, have adopted and approved Reality Networks 2001 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable the Company to offer its officers, directors, employees, consultants and advisors to receive performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such personnel. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the Plan an aggregate of 2,000,000 shares of common stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.

Administration.

         The Plan will be administered by the board of directors or a committee appointed by the board of directors (the "Administrator"). The Administrator, subject to the terms and conditions of the Plan, has authority to: (i) select the persons to whom options and Stock Rights are to be granted; (ii) determine the number of shares of common stock to be covered by each option and Stock Right granted; (iii) approve forms of option agreements for use under the Plan;
(iv) determine the terms and conditions of any option or Stock Right; (v) reduce the exercise price of any option or Stock Right if the fair market value of the Common Stock covered by such option or Stock Right has declined since the date the option or Stock Right was granted; (vi) institute an option exchange program; (vii) interpret the Plan and awards granted under the Plan; (vii) prescribe, amend and rescind rules and regulations relating to the Plan or sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (viii) modify or amend each option or Stock Right issued; (ix) slow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued on exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld; (x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and (xi) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Administrator are final and binding on all holders of options and Stock Rights.

Eligibility; Limitations of Options.

         Non-statutory stock options and Stock Rights may be granted under the Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company.

Terms and Conditions of Options.

         Options granted under the Plan are subject to additional terms and conditions under the individual option agreement. These terms and conditions include:

         (i) Exercise Price. The Administrator will determine the exercise price of options granted at the time of grant. The exercise of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the common stock on the date of grant.

         (ii) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

         (iii) Form of Consideration. The means of payment for shares issued on exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         (iv) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

         (v) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

         (vi) Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that the option was exercisable at the time of termination of employment.

         (vii) Non-transferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (viii) Value Limitation. If the aggregate fair market value of all shares of common stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.

         (ix) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         (x) Stock Rights. A Stock Right may award the recipient common stock or may give the recipient the right to purchase common stock. Shares received or purchased pursuant to a Stock Right will be subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement will give the Company a reacquisition option exercisable on the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company will be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

Adjustments of Options on Changes in Capitalization.

         In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company affected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution. In the event of a Share Exchange, sale or share exchange of the Company into another corporation that results in a change of control of the Company, options that would have become vested within 18 months after the closing date of the Share Exchange transaction will accelerate and become fully vested on the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

Amendment and Termination of the Plan.

         The Administrator may amend, alter, suspend or terminate the Plan, or any part of the Plan, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

Federal Income Tax Consequences of Options.

         Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or on its exercise, although the exercise may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of:
(i) the fair market value of the shares at the date of the option exercise, or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. On a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

         The foregoing is only a summary of the effect of federal income taxation on optionees and the Company with respect to the grant and exercise of options, and on recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None of our directors or officers, nor any proposed nominee for election as one of our directors, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Any Company stockholder is entitled to be paid the fair value of its shares in accordance with Section 92A.300 to 92A.500 of the NRS if the stockholder dissents to the Share Exchange.

         Because the Share Exchange will be approved by the required vote of the Company's stockholders effective not earlier than twenty days from the mailing of this information statement, each holder of shares of the Company common stock who asserts dissenters' rights and who follows the procedures set forth in Chapter 92A of the NRS, will be entitled to have his or her shares of the Company common stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company common stock will be determined as of the day before the first announcement of the terms of the Share Exchange, excluding any appreciation or depreciation in consequence of the Share Exchange.

A holder who wishes to exercise dissenters' rights should deliver his or her written demand to John R. Eltringham, the Company's Chief Executive Officer, at the Company executive offices located at 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006, ON OR BEFORE 10:00 A.M. PACIFIC DAYLIGHT TIME ON January __, 2002. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NRS.

         In accordance with the regulations promulgated under the Exchange Act, the authorization of the Share Exchange will not become effective until not earlier than twenty days after the Company has mailed this information statement to the stockholders of the Company. Therefore, within ten days of the effective date of such approval, the Company must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Share Exchange, and must (a) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) inform holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment; (d) set a date, not less than 30 nor more than 60 days after date notice is mailed, by which the Company must receive the demand for payment; and (e) send a full copy of NRS Sections 92A.300 through 92A.500.

         A stockholder of the Company wishing to exercise dissenters' rights must (a) demand payment; (b) certify whether he acquired beneficial ownership of the shares before November 21, 2001; and (c) deposit his certificates, if any, in accordance with the terms of the Dissenter's Notice.

         Within 30 days after receipt of a demand for payment, the Company shall pay each dissenter who complied with the requirements set forth in the Dissenter's Notice the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment). Payment must be accompanied by the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any, along with statement of the Company's estimate of the fair value of the shares, an explanation how the interest was calculated, a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and a copy of NRS Sections 92A.300 through 92A.500.

         Pursuant to NRS Section 92A.470, the Company may withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set in the dissenter's notice. If the Company withholds payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The offer shall contain a statement of its estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights pursuant to NRS Section 92A.480.

         A dissenter may notify the Company in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to NRS Section 92A.460, or reject the offer made pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due. A dissenter waives his right to demand payment unless he makes his demand in writing within 30 days after the Company has made or offered payment for his shares.

         If any demand for payment remains unsettled, the Company shall commence a proceeding within 60 days of the dissenter's demand with the district court in the County of Washoe, State of Nevada (location of registered office), petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, shall be made parties to the court action and shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If the Company does not so petition the court within this 60-day period, it shall pay all unsettled demands. Each dissenter who is party to the proceeding is entitled to a judgment
(a) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company; or (b) for the fair value, plus accrued interest, of his after- acquired shares for which the Company elected to withhold payment pursuant to NRS Section 92A.470. The court shall assess costs pursuant to NRS Section 92A.500.

         The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Company common stock. The NRS establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections, the full text of which is set out in an Exhibit to this Information Statement and consult his or her legal advisor.

THE COMPANY HAS RESERVED THE RIGHT TO ABANDON THE SHARE EXCHANGE IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING DISSENTERS' RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

         The discussion contained herein is qualified in its entirety by and should be read in conjunction with the form of Share Exchange Agreement attached as an Exhibit to this information statement.

         COMMUNICATIONS WITH RESPECT TO DISSENTERS' RIGHTS SHOULD BE ADDRESSED TO THE COMPANY'S Chief Executive Officer, John R. Eltringham, at the Company's executive offices located at, 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006, telephone number (408) 379-1716.

         Upon filing a notice of election to dissent, a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company Stock pursuant to the NRS. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the Share Exchange by the Company or otherwise, he or she will not have the right to receive a cash payment for his or her Company Stock and will be reinstated to all of his or her rights as a shareholder as they existed at the time of the filing of his demand.

THE PROVISIONS OF NRS SECTIONS 92A.300 TO 92A.500 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

                     NO NOTICE REQUIREMENT UNDER NEVADA LAW

         All corporate action necessary under applicable Nevada law to effect the (i) appointment of the new directors, (ii) Share Exchange, (iii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iv) 1-for-27 reverse stock split, and (v) adoption of the Plan has been taken. The Nevada General Corporation Law does not require that any notice of the taking of corporate action without a meeting of shareholders to those shareholders who have not consented in writing to such action.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person that has any substantial interest in or opposition to, direct or indirect, by security holdings or otherwise, to the (i) appointment of the new directors,
(ii) Share Exchange, (iii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iv) 1-for-27 reverse stock split, or (v) adoption of the Plan, which is not shared by all other stockholders.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2001 and during the current fiscal year, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 000-26369) are incorporated by reference in this information statement:

1. Dicom Imaging Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000;

2. Dicom Imaging Systems, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2001;

3. Dicom Imaging Systems, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and

4. Dicom Imaging Systems, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), or 14 of the Securities Exchange Act of 1934, as amended, subsequent to the date of this information statement and prior to the consummation of the Share Exchange shall be deemed to be incorporated by reference into this information statement and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

         The Company hereby undertakes to provide without charge to each person to whom this information statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this information statement incorporates). Written or telephone requests should be directed to Chief Executive Officer, John R. Eltringham, at the Company's executive offices located at, 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006, telephone number (408) 379-1716. The Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are incorporated by reference in this information statement can be view at the Securities and Exchange Commission's website at www.sec.gov.



                                  EXHIBIT INDEX

A.  FORM OF SHARE EXCHANGE AGREEMENT

B.  FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

C.  FORM OF ARTICLES OF EXCHANGE

D.  FORM OF REALITY NETWORKS, INC. 2001 STOCK OPTION PLAN

E.  NEVADA STATUTES REGARDING RIGHTS OF DISSENTING OWNERS

                                    EXHIBIT A

                        FORM OF SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("Agreement") is entered into as of November 7, 2001, by and among Reality Networks, Inc., a Delaware corporation ("Reality Networks"), the shareholders of Reality Networks listed on the attached Schedule A (individually, a "Reality Networks Shareholder" and collectively, the "Reality Networks Shareholders") and Dicom Imaging Systems, Inc., a Nevada corporation ("Dicom").

                                    RECITALS

         A. Dicom wishes to acquire from the Reality Networks Shareholders, on the terms and conditions set forth in this Agreement, all of the issued and outstanding shares of Reality Networks.

         B. Together, the Reality Networks Shareholders are the owners of 8,000,000 shares of common stock of Reality Networks as shown on Schedule A (the "Reality Networks Shares"), which Reality Networks Shares represent all issued and outstanding capital stock of Reality Networks.

         C. The Reality Networks Shareholders desire to exchange the Reality Networks Shares for a total of 8,000,000 shares of the common stock of Dicom (the "Dicom Shares") so as to accomplish and effect a share exchange under the General Corporation Law of the State of Nevada.

         D. It is the intent of the parties that the share exchange qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

Accordingly, the parties agree as follows:

1.       SHARE EXCHANGE.

         1.1 Exchange of Reality Networks Shares. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the Reality Networks Shares owned by each Reality Networks Shareholder shown on Schedule A shall automatically be exchanged for the right to receive that number of the Dicom Shares determined by application of the Exchange Ratio described in
Section 1.3 (the "Share Exchange"). At the Effective Time and upon the effectiveness of the Share Exchange, Dicom shall be deemed to be the holder of record of all the Reality Networks Shares, and Reality Networks shall continue to be governed by the laws of the State of Delaware.

         1.2 Articles of Exchange. The Share Exchange shall be effectuated at the Effective Time pursuant to Articles of Exchange ("Articles of Exchange") filed in accordance with applicable provisions of the General Corporation Law of the State of Nevada. The Articles of Exchange shall be filed with the Nevada Secretary of State together with any other filings or recordings required by Nevada law in connection with the Share Exchange as soon as practicable after the Closing (as defined below). The term "Effective Time" as used in this Agreement means the time at which the Share Exchange becomes effective under the laws of the State of Nevada.

         1.3 Exchange Ratio. At the Effective Time, each of the Reality Networks Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Share Exchange and without any action on the part of the Reality Networks Shareholders, be cancelled and extinguished and automatically converted into the right to receive that number of Dicom Shares equal to 8,000,000 (the "Exchange Ratio"). Each certificate evidencing ownership of the Reality Networks Shares outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the Dicom Shares. After effectiveness of the reverse stock split contemplated by Section 6.3, 8,000,000 shares of the common stock of Dicom (the "Closing Shares") identical to the currently issued and outstanding shares of Dicom common stock (the "Common Stock") shall be delivered to the Reality Networks Shareholders. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Dicom Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Dicom Common Stock occurring on or after the date hereof and prior to the Effective Time.

         1.4 Options and Warrants.

                  1.4.1 Effective upon Closing, Dicom shall adopt and assume the Reality Networks, Inc. 2001 Stock Option Plan and any of the outstanding options to purchase the common stock of Reality Networks shown on Schedule 4.3 (the "Reality Networks Options"), converted at the Exchange Ratio into options to purchase shares of Common Stock, in which event such options shall continue in effect after the Closing in accordance with their original vesting schedules. In the event such option is not exercised by Dicom as to any or all of the Reality Networks Options, any Reality Networks Options not so assumed and converted, and all warrants listed on Schedule 4.3, shall vest immediately prior to Closing as set forth in the applicable option and warrant agreements.

                  1.4.2 At the Effective Time, all convertible securities, including but not limited to, convertible promissory notes, options to purchase shares of Common Stock of Dicom and stock appreciation rights then outstanding under any Dicom stock option or employee benefit plan and all warrants to purchase Dicom Common Stock shall be cancelled and extinguished.

2.       CLOSING AND CLOSING DOCUMENTS.

         2.1 Date, Time and Place of Closing. The Share Exchange contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington 98164, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         2.2 Reality Networks Shareholders Closing Documents. At the Closing, the Reality Networks Shareholders shall deliver or cause to be delivered to or at the direction of Dicom the following documents (collectively, the "Reality Networks Shareholders Closing Documents"):

                  2.2.1 Reality Networks Share Certificates. Certificates, executed in blank by the Reality Networks Shareholders, or accompanied by assignments separate from certificate executed by the Reality Networks Shareholders, representing all of the Reality Networks Shares;

                  2.2.2 Good Standing Certificates. A certificate issued by the Delaware Secretary of State indicating that Reality Networks is qualified and in good standing within such jurisdiction;

                  2.2.3 Reality Networks Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of Reality Networks certifying that all necessary actions have been taken by Reality Networks' shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Reality Networks in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date; and

                  2.2.4 Other Documents and Instruments. Such other documents and instruments as Dicom's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

         2.3 Dicom Closing Documents. At the Closing, Dicom shall deliver or cause to be delivered to the Reality Networks Shareholders the following documents (collectively, the "Dicom Closing Documents"):

                  2.3.1 Articles of Exchange. The Articles of Exchange, executed by Dicom;


                  2.3.2 Dicom Share Certificates. One or more stock certificates in the name of each of the Reality Networks Shareholders representing such Reality Networks Shareholder's ownership of the Dicom Shares;

                  2.3.3 Good Standing Certificate. A certificate issued by the Nevada Secretary of State indicating that Dicom is qualified and in good standing within such jurisdiction;

                  2.3.4 Dicom Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of Dicom certifying that all necessary actions have been taken by Dicom's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Dicom in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date; and

                  2.3.5 Other Documents and Instruments. Such other documents and instruments as Reality Networks' counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF DICOM.

         Dicom represents and warrants to each of the Reality Networks Shareholders that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

         3.1 Organization of Dicom. Dicom is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Dicom has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Dicom is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

         3.2 Authorization. Subject to the approval of its shareholders, Dicom has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Dicom Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and the Dicom Closing Documents will constitute, valid and legally binding obligations of Dicom, enforceable in accordance with their respective terms and conditions.

         3.3 Noncontravention. Neither the execution and the delivery of this Agreement or the Dicom Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by Dicom, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Dicom is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Dicom is a party or by which it is bound or to which any of its assets is subject. Dicom does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         3.4 Limited Representations and Warranties. Except for the representations and warranties of the Warranting Shareholders expressly set forth in Section 4, below, Dicom has not relied upon any representation and warranty made by Reality Networks or the Reality Networks Shareholders in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         3.5 Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         3.6 Capitalization. The authorized capital stock of Dicom consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 26,632,653 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of Common Stock (and options to purchase Common Stock) and other outstanding securities of Dicom have been, and the Dicom Shares will be, duly and validly issued in compliance with federal and state securities laws. There are no outstanding or authorized subscriptions, options, warrants, plans or, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Dicom, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Dicom. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Dicom. Except as disclosed on Schedule 3.6, Dicom does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity. The Closing Shares are duly authorized and, when issued in accordance with the terms and conditions of this Agreement, shall be validly issued, fully paid and nonassessable. Except as contemplated by this Agreement, the Dicom Shares are not subject to any preemptive rights or other similar restrictions.

         3.7 Securities and Exchange Commission ("SEC") Reports and Financial Statements. Dicom has filed with the SEC, and has heretofore made available to the Reality Networks Shareholders, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by Dicom under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports

(including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of Dicom, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of Dicom, as at the date(s) thereof or for the period(s) presented therein.

         3.8 Disclosed Liabilities. Except as described in the SEC Reports and as disclosed on Schedule 3.8, Dicom has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business, that could have a Material Adverse Effect on Dicom.

         3.9 Legal Proceedings, Claims, etc. Except as described in the SEC Reports and as disclosed on Schedule 3.9, there is no legal or arbitration proceeding pending against Dicom or any of its directors, officers, or employees. Except as set forth in the SEC Reports, Dicom is not subject to any judgment, order, injunction or decree of any court or arbitral authority that could have a Material Adverse Effect on Dicom.

         3.10 Tax Treatment. As of the date of this Agreement, Dicom has no reason to believe that the Share Exchange will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         3.11 Employees. Schedule 3.11 is a list of all salaried persons employed by Dicom and a description of their salaries and deferred compensation.

                  3.11.1 Except as set forth on Schedule 3.11, no officer or employee of Dicom is receiving aggregate remuneration (bonus, salary, deferred compensation and commissions) at a rate, which if annualized, would exceed $75,000 in the year 2001.

                  3.11.2 Except as set forth on Schedule 3.11.2, Dicom is not a party to, or bound by, any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided in this Agreement, consummation of the transactions contemplated by this Agreement will not result in any payment (whether of severance pay or otherwise) becoming due from Dicom to any officer or employee thereof. Dicom has previously delivered or made available to Dicom true and complete copies of all written employment, consulting and deferred compensation agreements to which Dicom is a party.

                  3.11.3 Except as disclosed in the SEC reports and on Schedule 3.9, there are not, and have not been at any time in the past three years, any actions, suits, claims or proceedings before any court tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened, by any employees, former employees or other persons relating to the employment practices or activities of Dicom (except for actions which have subsequently been resolved) which involves or could involve aggregate future payments by Dicom of more than $2,000. Dicom is not a party to any collective bargaining agreement, and no union organization efforts with respect to Dicom are pending or threatened or have any occurred during the last three years.

                  3.11.4 Dicom has made available to Reality Networks true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials of Dicom.

         3.12 Compliance with Applicable Law.

                  3.12.1 Dicom holds all licenses, certificates, franchises, permits and other governmental authorizations ("Dicom Permits") necessary for the lawful conduct of its business and such Dicom Permits are in full force and effect, and Dicom is, in all material respects, complying therewith, except where the failure to possess or comply with such Dicom Permits would not have, in the aggregate, a Material Adverse Effect on Dicom.

                  3.12.2 Dicom is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of their businesses or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Dicom.

         3.13 Contracts and Agreements. Except with respect to any agreement Dicom has entered into regarding those certain liabilities disclosed on Schedule 3.8, (i) Dicom is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Dicom of more than $1,000, (ii) Dicom is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Dicom, and
(iii) no commitment, contract, agreement or other instrument, other than charter documents, to which Dicom is a party or by which Dicom is bound, limits the freedom of Dicom to compete in any line of business or with any person. The commitments, contracts, agreements or other instruments listed on Schedule 3.13 (the "Material Contracts") are valid and binding obligations and Dicom is not in default therewith, except as listed on Schedule 3.13 and except where any such defaults are not reasonably likely to have in the aggregate a Material Adverse Effect on Dicom.

         3.14 Affiliate Transactions.

                  3.14.1 Except as specifically contemplated by this Agreement and as disclosed on Schedule 3.14, Dicom has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Dicom.

                  3.14.2 For purposes of this Section 3.14, "Affiliated Person" means:

                           (a) a director, executive officer or Controlling
Person (as defined below) of Dicom;

                           (b) a spouse of a director, executive officer or
Controlling Person of Dicom;

                           (c) a member of the immediate family of a director,
executive officer, or Controlling Person of Dicom who has the same home as such person;

                           (d) any corporation or organization (other than
Dicom) of which a director, executive officer or Controlling Person of Dicom is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e) any trust or estate in which a director,
executive officer, or Controlling Person of Dicom or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f) for purposes of this Section 3.14, "Controlling
Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

         3.15 Limited Representations and Warranties. Except for the representations and warranties of Dicom expressly set forth in Section 3, neither Reality Networks nor Reality Networks Shareholders has relied upon any representation and warranty made by or on behalf of Dicom in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         3.16 Disclosure. No representation or warranty made by Dicom contained in this Agreement, and no statement contained in the Schedules delivered by Dicom hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

         3.17 Title to Property.

                  3.17.1 Real Property. Dicom has no interest in real property, whether owned, leased or otherwise claimed, including a list of all leases of real property, in which Dicom has or claims an interest and any guarantees of any such leases by Dicom.

         3.18 Personal Property. Dicom has no interest, whether owned, leased or otherwise claimed of any machinery, equipment, or furniture, including without limitation computers or vehicle.

         3.19 Intellectual Property. Schedule 3.19 is a true and complete list of:

                  3.19.1 All patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, and other intangible property currently used, owned, or registered for use by Dicom; and

                  3.19.2 All license and other agreements with respect to any of the foregoing as to which Dicom is licensor or licensee.

                  3.19.3 Except as disclosed on Schedule 3.19.3, there are no pending or threatened claims against Dicom by any person as to any of the items, or their use, listed in Schedule 3.19 or claims of infringement by Dicom on the rights of any person and no valid basis exists for any such claims.

         3.20 Insurance. Schedule 3.20 is a true and complete list and a brief description (including name of insurer, agent, type of coverage and expiration date) of all insurance policies in force with respect to the business and assets of Dicom. Dicom is in compliance with all of the material provisions of their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and Dicom is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid or arrangements for payment are being made. Dicom has previously delivered to, or made available for inspection by Dicom, each insurance policy to which Dicom is a party (other than insurance policies under which Dicom is named as a loss payee or additional insured as a result of its position as a secured lender).

         3.21 Powers of Attorney. Dicom has no powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

         3.22 Bank Accounts. Dicom has no bank accounts, safe deposit boxes or lock boxes.

         3.23 Product Claims. No product or service liability claim is pending against Dicom or against any other party with respect to the products or services of Dicom.

         3.24 Reverse Stock Split. Immediately prior to the Closing Date, Dicom shall have effected a reverse stock split so that no more than 1,000,000 shares of Dicom Common Stock are issued and outstanding.

4.       REPRESENTATIONS AND WARRANTIES OF WARRANTING SHAREHOLDERS.

         Rick Ramirez and Brent Haines (each a "Warranting Shareholder" and together the "Warranting Shareholders"), jointly and severally represent and warrant to Dicom that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

         4.1 Organization. Reality Networks is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Reality Networks has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Reality Networks is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

         4.2 Authorization of Transaction. Each of the Reality Networks Shareholders has appointed Brent Haines and Rick Ramirez, or either of them acting alone, as such Reality Networks Shareholder's attorney for the purpose of executing this Agreement or waivers related to this Agreement on behalf of such Reality Networks Shareholder, including any consents under Section 9.3. This Agreement constitutes, and the Reality Networks Shareholders Closing Documents will constitute, the valid and legally binding obligation of Reality Networks Shareholders, enforceable in accordance with their respective terms and conditions. Each Reality Networks Shareholder severally makes the representations and warranties set forth in this Section 4.2 to Dicom.

         4.3 Capitalization. The authorized capital stock of Reality Networks consists of 150,000,000 shares of common stock, of which 8,000,000 shares are issued and outstanding, and 50,000,000 shares of preferred stock, of which no shares are issued and outstanding. All issued and outstanding shares of Reality Networks stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of Reality Networks have been duly and validly issued in compliance with federal and state securities laws. Except as set forth in Schedule 4.3, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Reality Networks, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Reality Networks. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Reality Networks. The Reality Networks Shares are duly authorized and validly issued, fully paid and nonassessable. The Reality Networks Shares are not subject to any preemptive rights or other similar restrictions.

         4.4 Subsidiaries. Reality Networks does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

         4.5 Ownership of Reality Networks Shares. Each of the Reality Networks Shareholders owns and holds of record that number of Reality Networks Shares shown on Schedule A. Each Reality Networks Shareholder has good title to such Reality Networks Shareholder's Reality Networks Shares, free and clear of all claims, charges, liens and other encumbrances. Each Reality Networks Shareholder has full power over such Reality Networks Shareholder's Reality Networks Shares, subject to no proxy, shareholders' or voting agreement.

         4.6 Noncontravention. Neither the execution and the delivery of this Agreement or the Reality Networks Shareholders Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by Reality Networks or such Reality Networks Shareholder will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Reality Networks or such Reality Networks Shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Reality Networks or such Reality Networks Shareholder is a party or by which Reality Networks or such Reality Networks Shareholder is bound or to which Reality Networks or any of such Reality Networks Shareholder's assets is subject. Neither Reality Networks nor such Reality Networks Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         4.7 Financial Statements and Financial Condition. Attached as Schedule
4.7 are the following financial statements: (a) for Reality Networks (i) its unaudited consolidated balance sheet as of October 1, 2001, and the related unaudited consolidated statements of income and retained earnings and of cash flows, and (ii) its unaudited consolidated balance sheet as of October 1, 2001, and the related unaudited consolidated statements of income and retained earnings and of cash flows for the period ended October 1, 2001. The Financial Statements, including any related notes and schedules, have been prepared in accordance with U.S. GAAP consistently applied, are based on the books, records and work papers of Reality Networks, as the case may be, and present fairly the financial position of Reality Networks as of the dates of such statements and the results of operations for the periods covered by such statements, subject to normal year-end adjustments and the absence of footnotes.

         4.8 Absence of Material Change. Since November 7, 2001, there has been no change in the business, operations, financial condition or liabilities of Reality Networks that would result in a Material Adverse Effect on Reality Networks.

         4.9 Litigation. There are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of such Warranting Shareholder, threatened against Reality Networks which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 in the aggregate. Reality Networks is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

         4.10 Taxes and Tax Returns. Reality Networks has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. The unpaid U.S. Federal income taxes, interest and penalties of Reality Networks does not exceed $20,000 in the aggregate.

         4.11 Compliance with Applicable Law.

                  4.11.1 Reality Networks hold all licenses, certificates, franchises, permits and other governmental authorizations ("Reality Networks Permits") necessary for the lawful conduct of their businesses and such Reality Networks Permits are in full force and effect, and Reality Networks is in all material respects complying therewith, except where the failure to possess or comply with such Reality Networks Permits would not have, in the aggregate, a Material Adverse Effect on Reality Networks.

                  4.11.2 Reality Networks is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of their businesses or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Reality Networks.

         4.12 Contracts and Agreements. Except as disclosed on Schedule 4.12,
(i) Reality Networks is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Reality Networks of more than $20,000, (ii) Reality Networks is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Reality Networks, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which Reality Networks is a party or by which Reality Networks is bound, limits the freedom of Reality Networks to compete in any line of business or with any person. The commitments, contracts, agreements or other instruments listed on Schedule 4.12 (the "Reality Material Contracts") are valid and binding obligations and Reality Networks is not in default therewith, except as listed on Schedule 4.12 and except where any such defaults are not reasonably likely to have in the aggregate a Material Adverse Effect on Reality Networks.

         4.13 Affiliate Transactions.

                  4.13.1 Reality Networks has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Reality Networks of $20,000 or more.

                  4.13.2 For purposes of this Section 4.13, "Affiliated Person" means:

                           (a) a director, executive officer or Controlling
Person (as defined below) of Reality Networks;

                           (b) a spouse of a director, executive officer or
Controlling Person of Reality Networks;

                           (c) a member of the immediate family of a director,
executive officer, or Controlling Person of Reality Networks who has the same home as such person;

                           (d) any corporation or organization (other than
Reality Networks) of which a director, executive officer or Controlling Person of Reality Networks is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e) any trust or estate in which a director,
executive officer, or Controlling Person of Reality Networks or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f) for purposes of this Section 4.13, "Controlling
Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

         4.14 Limited Representations and Warranties. Except for the representations and warranties of Reality Networks and the Warranting Shareholders expressly set forth in Section 4, Dicom has not relied upon any representation and warranty made by or on behalf of Reality Networks or the Warranting Shareholders in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         4.15 Disclosure. No representation or warranty made by a Reality Networks Shareholder contained in this Agreement, and no statement contained in the Schedules delivered by Reality Networks and the Reality Networks Shareholders hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

         4.16 Title to Property.

                  4.16.1 Real Property. Schedule 4.16.1 is a true and complete description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which Reality Networks has or claims an interest and any guarantees of any such leases by Reality Networks. True and complete copies of such leases have previously been delivered or made available to Dicom, together with all amendments, modifications, agreements or other writings related thereto. Each such lease is legal, valid and binding as between Reality Networks and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Reality Networks has good, valid and marketable title to all real property owned by it, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Reality Networks are in substantially good condition and repair.

                  4.17.2 Environmental Matters. The real property owned or leased by Reality Networks is not in a condition that may give rise to financial liability under any environmental laws applicable to Reality Networks or such property.

         4.18 Personal Property. Schedule 4.18 is a true and complete list of
(i) each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of Reality Networks and (ii) each lease or other agreement under which any such item of personal property is leased, rented, held or operated where the current fair market value of such item is more than $1,000. Reality Networks has good, valid and marketable title to all personal property owned by them, free and clear of all liens, pledges, charges or encumbrances o any nature whatsoever.

         4.19 Intellectual Property. Schedule 4.19 is a true and complete list of:

                  4.19.1 All patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, and other intangible property currently used, owned, or registered for use by Reality Networks; and

                  4.19.2 All license and other agreements with respect to any of the foregoing as to which Reality Networks is licensor or licensee.

                  4.19.3 There are no pending or, to such Warranting Shareholder's knowledge, threatened, claims against Reality Networks by any person as to any of the items, or their use, listed in Schedule 4.19 or claims of infringement by Reality Networks on the rights of any person and no valid basis exists for any such claims.

         4.20 Insurance. Schedule 4.20 is a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force with respect to the business and assets of Reality Networks. Reality Networks is in compliance with all of the material provisions of their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and Reality Networks is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid or arrangements for payment are being made. Reality Networks has previously delivered to, or made available for inspection by Dicom, each insurance policy to which Reality Networks is a party (other than insurance policies under which Reality Networks is named as a loss payee or additional insured as a result of its position as a secured lender).

         4.21 Powers of Attorney. Reality Networks has no powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

5.       COVENANTS AND OTHER AGREEMENTS OF THE PARTIES.

         5.1 Conduct of the Business of Dicom. During the period from the date of this Agreement to the Closing Date, Dicom will conduct its business and engage in transactions only in the ordinary course consistent with past practice since September 5, 2001. During such period, Dicom will use its best efforts to
(a) preserve its business organization intact, (b) keep available the present services of its employees, and (c) preserve the goodwill of its customers and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, Dicom agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by Dicom in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, Dicom will not:

                  5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases;

                  5.1.2 make any capital expenditures in excess of (i) $500 (per project or related series of projects) or (ii) $2,000 in the aggregate, other than pursuant to binding commitments existing on the date of this Agreement and expenditures necessary to maintain existing assets in good repair;

                  5.1.3 change in any material manner pricing policies or any other material business or customer policies;

                  5.1.4 guarantee the obligations of any other person except in the ordinary course of business consistent with past practice;

                  5.1.5 acquire assets other than those necessary in the conduct of its business in the ordinary course;

                  5.1.6 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $500;

                  5.1.7 enter into or amend or terminate any long term (one year or more) contract (including real property leases) except in the ordinary course of business consistent with past practice;

                  5.1.8 enter into or amend any contract that calls for the payment by Dicom of $500 or more after the date of this Agreement or for a term exceeding two years that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination;

                  5.1.9 engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business consistent with past practice;

                  5.1.10 contribute to any benefit plans except in such amounts and at such times as consistent with past practice;

                  5.1.11 increase the number of full-time equivalent employees other than in the ordinary course of business consistent with past practice;

                  5.1.12 acquire any real property except after having followed reasonable procedures with respect to the investigation of potential environmental problems, which procedures have been approved in writing by Reality Networks (which approval shall not be unreasonably withheld, delayed or conditioned); or

                  5.1.13 agree to do any of the foregoing.

         5.2 No Solicitation and Liquidated Damages. During the period beginning on the date of this Agreement and ending on the Closing Date, neither Dicom nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than Reality Networks concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Dicom. Dicom will promptly communicate to reality Networks the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that it may receive in respect of any such transaction.

         5.3 Access to Properties and Records; Confidentiality.

                  5.3.1 Dicom shall permit Reality Networks and its representatives reasonable access to its properties and shall disclose and make available to Reality Networks all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of Dicom, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Dicom may have a reasonable interest, in each case during normal business hours and upon reasonable notice. Dicom shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  5.3.2 All information furnished by Dicom to Reality Networks or the representatives or affiliates of Reality Networks pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of Dicom until consummation of the Share Exchange and if the Share Exchange shall not occur Reality Networks and its affiliates, agents and advisors shall upon written request return to Dicom all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) Reality Networks can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by Dicom; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by Reality Networks or by the directors, officers, employees, agents or representatives of Reality Networks; or (z) was disclosed to Reality Networks, or to the directors, officers, employees or representatives of Reality Networks, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

         5.4 Regulatory Matters.

                  5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or Dicom's shareholders. Reality Networks and Dicom shall each have the right to review reasonably in advance all information relating to Reality Networks or Dicom, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement. Dicom shall bear all expenses associated with SEC filings.

                  5.4.2 Reality Networks and Dicom will promptly furnish each other with copies of written communications received by Reality Networks or Dicom or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

         5.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         5.6 Public Announcements. No party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

         5.7 Post-Closing Appointments. As soon as reasonable after the Closing, the Dicom Board of Directors shall take all actions necessary to nominate, vote, appoint or elect Rick Ramirez, Brent Haines and a nominee of the Torchmark Holdings Ltd. ("Torchmark"), if any, acceptable to Dicom to the Board of Directors of Dicom.

         5.8 Completion of Reality Audit. Reality Networks shall promptly direct an independent accounting firm to complete an audit according to generally accepted auditing standards of Reality's balance sheet as of the Effective Time, and statements of income, equity and cash flow for the 12 month periods ended December 31, 2000 and 1999 and the notes thereto, and shall cause such independent accounting firm to issue to Reality a report by independent auditors with respect to such audit.

         5.9 Completion of Dicom Audit. For the purposes of this Section 5.9, "Excess Liabilities" shall be the amount by which (i) the liabilities as of the Closing Date and identified in Dicom's audit for the year ended 2001 exceeds

(ii) the liabilities identified in the attached Schedule 3.8, which schedule shall be updated by Dicom as of the Closing and delivered to Reality Networks and the Reality Networks Shareholders at Closing. To the extent that the Reality Networks Shareholders identify a breach of the representations and warranties set forth in Section 3 during the period beginning on the Closing Date and ending prior 30 days after the completion of Dicom's audit for the year ended 2001 (the "Post-Closing Period"), the Reality Networks and the Reality Networks Shareholders shall provide written notice of such breach to Dicom, which notice shall include a description of the breach and the dollar amount of damages sustained by Reality Networks and the Reality Networks Shareholders as a result of such breach (a "Breach Notice"). If Dicom does not dispute a Breach Notice in a writing delivered to it within 30 days after its receipt of a Breach Notice, Dicom shall issue that number of shares of Common Stock of Dicom with an aggregate fair market value, as of the date of the Breach Notice, equal to the amount of damages claimed in the Breach Notice (the "Excess Liabilities Shares") to the Reality Networks Shareholders. If Dicom disputes a Breach Notice, the dispute shall be submitted to arbitration in accordance with Section 9.14 of this Agreement. Dicom shall issue Excess Liabilities Shares, if any, to the Reality Networks Shareholders in proportion to their respective interests in the Dicom Shares.

         5.10 Restrictions on Transfer. Rick Ramirez, Brent Haines, and Torchmark and its affiliates, Gannett International Ltd. ("Gannett"), Lexicon International Ltd. ("Lexicon") and Santa Fe Pacific Holdings Ltd. ("Santa Fe"), shall each hold not less than 50% their respective shares of Dicom Common Stock held in their names personally and shall not transfer such Dicom shares for a period equal to 12 months after Closing.

         5.11 Registration, Transfer and Sale Restrictions. All necessary actions shall be taken not less than 120 days after the Effective Time to freely register with the SEC or transfer not less than 50% of the Closing Shares or issued Common Stock, as the case may be, held by Brent Haines, Rick Ramirez, and Torchmark and its affiliates Gannett, Lexicon and Santa Fe. Until such time as any registration, transfer, or sale rights are received by Torchmark, Gannett, Lexicon and Santa Fe, the registration, transfer and sale rights of the Brent Haines and Rick Ramirez as to their Dicom Shares shall be the same as those of Torchmark, Gannett, Lexicon and Santa Fe. Brent Haines and Rick Ramirez acknowledge that the receipt of any such registration, transfer, and sale rights does not exempt them from the applicable regulations of SEC Rule 144.

6.       CONDITIONS PRECEDENT TO REALITY NETWORKS SHAREHOLDERS' OBLIGATIONS.

         The obligations of the Reality Networks Shareholders to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing:

         6.1 SEC Schedule 14C. On or before the Closing Date, Dicom shall transmit a written information statement containing the information specified in
Schedule 14C, and containing the information specified in such form, to every security holder of the class that is entitled to vote or give an authorization or consent with respect regard to any matter to be acted upon as contemplated by this Agreement. Further, Reality Networks waives any right to terminate the transactions contemplated by this Agreement irrespective of whether or not Dicom has complied with or breached any representation, warranty, covenant, condition, or term of this Agreement after November 7, 2001, provided, however, that if Dicom does not fulfill its obligation under this Section 6 to distribute and file a Schedule 14C as contemplated by this Section 6.1, Reality Networks may terminate the transactions contemplated by this Agreement.

         6.2 Dicom Shareholder Approval. This Agreement and the transactions contemplated herein shall have been approved and adopted by the affirmative votes of the holders of at least a majority of each class of Dicom's outstanding capital stock.

         6.3 Reverse Stock Split. Dicom shall have taken all action necessary to authorize and effect a reverse stock split so that all issued and outstanding shares of Common Stock of Dicom equals no more than 1,000,000 shares.

7.       CONDITIONS PRECEDENT TO DICOM'S OBLIGATIONS.

         The obligations of Dicom to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by Dicom:

         7.1 Reality Networks Shareholders' Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by Reality Networks or the Reality Networks Shareholders on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by the Warranting Shareholders in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

         7.2 Reality Networks Shareholders' Delivery of Documents. Reality Networks Shareholders shall have duly executed and delivered, or caused to be executed and delivered, to Dicom or at its direction this Agreement and the Reality Networks Shareholders Closing Documents.

         7.3 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

         7.4 Reality Networks Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of the holders of at least two thirds of each class of Reality Networks' outstanding capital stock.

         7.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

         7.6 Execution of Agreement. Each Reality Networks Shareholder shall have executed this Agreement.

8.       TERMINATION.

         8.1 Termination of Agreement. This Agreement shall terminate as follows:

                  (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

                  (b) by Dicom in the event the closing price of the Common Stock on the Over-the-Counter Electronic Bulletin Board equals or exceeds $0.50 per share at any time prior to effectiveness of the reverse stock split contemplated by Section 6.3 of this Agreement and required by SEC Rule 10b-17.

                  (c) by (i) the Reality Networks Shareholders if the conditions set forth in Section 6 have not been satisfied or waived by the Upset Date (defined below); or (ii) Dicom if the conditions set forth in Section 7 have not been satisfied or waived by the Upset Date (defined below);

                  (d) by Dicom, in the event of a breach of any of the representations or warranties made by the Warranting Shareholders, or covenants made by the Reality Networks Shareholders, in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Reality Networks and the Reality Networks Shareholders by Dicom;

                  (e) by Reality Networks and the Reality Networks Shareholders in the event of any of the representations or warranties made by Dicom in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Dicom by Reality Networks and/or the Reality Networks Shareholders; or

                  (f) by either the Reality Networks Shareholders or Dicom if the Closing shall have not occurred by November 20, 2001 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

9.       MISCELLANEOUS.

         9.1 Tax Treatment by the Parties. Unless otherwise required by law, the parties shall treat the Share Exchange as a reorganization under Section 368 of the Code and applicable British law for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under Section 368 of the Code or applicable British law.

         9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

         9.3 Successors and Assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         9.4 Notices. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim , communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                If to Dicom:                             Dicom Imaging Systems, Inc.
                                                         Suite 201 - 15047 Marine Drive
                                                         White Rock, B.C.
                                                         Canada V4B 1C5

                If to Reality Networks:                  Reality Networks, Inc.
                                                         120 W. Campbell Ave., Suite E
                                                         Campbell, California 95008

                If to the Reality Networks               c/o Reality Networks, Inc.
                Shareholders:                            120 W. Campbell Ave., Suite E
                                                         Campbell, California 95008

                If to Torchmark, Gannett
                Lexicon or Santa Fe:                     Torchmark Holdings Ltd.
                                                         P.O. Box 290
                                                         Caribbean Place
                                                         Leeward Highway, Providenciales
                                                         Turks & Caicos Islands

         9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

         9.6 Amendments and Waivers.

                  9.6.1 Subject to subsection 9.6.1, this Agreement may be amended or waived only in writing signed by the party against which enforcement of the amendment or waiver is sought.

                  9.6.2 For the purposes of this Section 9.6.2, each of the Reality Networks Shareholders appoints Brent Haines and Rick Ramirez, or either of them acting alone, as such Reality Networks Shareholder's attorney for the purpose of executing amendments of or waivers related to this Agreement on behalf of such Reality Networks Shareholder, including any consents under
Section 9.3.

         9.7 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

         9.8 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.9 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         9.11 Incorporation of Schedules. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

         9.13 Entire Agreement. This Agreement (including the Schedules referred to in and/or attached to this Agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral (including but not limited to that certain letter of intent dated September 28, 2001, amended by

Amendment #1 dated October 10, 2001) to the extent they relate in any way to the subject matter of this Agreement.

         9.14 Arbitration. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Dicom and the Reality Networks Shareholders disputing the Breach Notice or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

                            [signature pages follow]

                            REALITY NETWORKS, INC.:



                            By:  ________________________________
                            Name:  Brent Haines
                            Title:  Chief Executive Officer

                            Reality Networks Shareholders:


                            ----------------------------------
                            Brent Haines


                            -----------------------------------
                            Rick Ramirez

                            DICOM IMAGING SYSTEMS INC.



                            By:  ________________________________
                            Name: Dr. David Gane
                            Title: Director and President, Secretary and
                            Treasurer


                            TORCHMARK HOLDINGS LTD.,
                            signature limited to Sections 5.7, 5.10, 5.11
                            and 9.4



                            By:  _______________________________
                                   Name:  Mark Smallwood
                                    Title:  Director

                            GANNETT INTERNATIONAL LTD.,
                            signature limited to Sections 5.10, 5.11 and 9.4




                            By:  ______________________________
                                   Name:   Mark Smallwood
                                   Title:  Director

                            LEXICON INTERNATIONAL LTD.,
                            signature limited to Sections 5.10, 5.11 and 9.4




                            By:  ______________________________
                                   Name:  Mark Smallwood
                                   Title:  Director

                            SANTA FE HOLDINGS LTD.,
                            signature limited to Sections 5.10, 5.11 and 9.4




                            By:  ______________________________
                                   Name:  Mark Smallwood
                                    Title:  Director

                                    EXHIBIT B

                                     FORM OF
                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                           DICOM IMAGING SYSTEMS, INC.
          -------------------------------------------------------------
                        Pursuant to Section 78.390 of the
                 General Corporation Law of the State of Nevada
          -------------------------------------------------------------

         The undersigned President and Secretary of Dicom Imaging Systems, Inc., a Nevada corporation (the "Corporation"), hereby certify as follows:

         FIRST: The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article I of the Articles of Incorporation so that, as amended, the First Article shall state:

"First:  Name

         The name of the corporation is "Rality Wireless Networks, Inc. (the "Corporation")."

         SECOND: The number of shares of outstanding and entitled to vote on an amendment of the Articles of Incorporation is 26,632,653 shares of common stock. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

         IN WITNESS WHEREOF AND UNDER PENALTY OF PERJURY, Dicom Imaging Systems, Inc. has signed this Certificate of Amendment of Articles of Incorporation to be signed by its President and Secretary this 21st day of November, 2001.

                                            DICOM IMAGING SYSTEMS, INC.



                                            By:  _____________________________
                                                    Dr. David Gane,
                                                    President and Secretary

                                    EXHIBIT C

                          FORM OF ARTICLES OF EXCHANGE
                                       OF
                           DICOM IMAGING SYSTEMS, INC.
                                       AND
                             REALITY NETWORKS, INC.

         Pursuant to NRS 92A.200, the corporations described herein, desiring to effect a share exchange set forth the following facts:

                                    ARTICLE I

         The name and jurisdiction of organization of each constituent entity is: (i) Dicom Imaging Systems, Inc., a Nevada corporation (the "Surviving Entity"), and (ii) Reality Networks, Inc., a Delaware corporation ("Reality Networks").

                                   ARTICLE II

             A plan of exchange (the "Plan of Exchange") has been adopted by each constituent entity. The Plan of Exchange, containing the information required by NRS 92A.110, is set forth in Exhibit A, which is attached hereto and made a part hereof.

                                   ARTICLE IV

         The Plan of Exchange was submitted to the stockholders of the Surviving Entity. The total number of undisputed votes cast for the Plan of Exchange by the owners of common stock of the Surviving Entity was 14,389,953, which equaled 54% of the issued and outstanding voting securities of the Surviving Entity and was sufficient for approval by the owners of that class.

                                    ARTICLE V

         The Plan of Exchange was submitted to the stockholders of Reality Networks. The total number of undisputed votes cast for the Plan of Exchange by the owners of common stock of the Reality Networks is 8,000,000, which equaled 100% of the issued and outstanding voting securities of the Surviving Entity and was sufficient for approval by the owners of that class.

                                   ARTICLE VI

         These Articles of Exchange will be effective upon filing.



-----------------------------------------
_____________, PRESIDENT AND SECRETARY

                                    EXHIBIT D










                                     FORM OF

                             REALITY NETWORKS, INC.

                             2001 STOCK OPTION PLAN

                                TABLE OF CONTENTS
                                -----------------


                                                                                              Page
                                                                                              ----
1.       Purpose                                                                                1
2.       Stock Subject to This Plan                                                             1
3.       Administration                                                                         1
         3.1      Powers                                                                        1
         3.2      Limited Liability                                                             2
         3.3      Securities Exchange Act of 1934                                               2
         3.4      Committee                                                                     2
4.       Eligibility                                                                            2
5.       Awards                                                                                 2
         5.1      Incentive Stock Options                                                       2
         5.2      Non-Qualified Stock Options                                                   3
         5.3      Vesting                                                                       4
         5.4      Nontransferability                                                            4
         5.5      Termination of Options                                                        4
                  5.5.1    Generally                                                            4
                  5.5.2    For Cause; Resignation                                               5
                  5.5.3    Retirement                                                           5
                  5.5.4    Disability                                                           6
                  5.5.5    Death                                                                6
                  5.5.6    Extension of Exercise Period Applicable to Termination               6
                  5.5.7    Failure to Exercise Option                                           6
                  5.5.8    Leaves                                                               6
         5.6      Exercise                                                                      6
                  5.6.1    Procedure                                                            6
                  5.6.2    Payment                                                              7
                  5.6.3    Withholding                                                          7
                  5.6.4    Conditions Precedent to Exercise                                     7
         5.7      Foreign Qualified Grants                                                      7
         5.8      Corporate Mergers, Acquisitions, Etc.                                         7
         5.9      Holding Period                                                                8
         5.10     Options Agreements                                                            8
6.                Adjustments Upon Changes in Capitalization                                    8
         6.1      Stock Splits, Capital Stock Adjustments                                       8
         6.2      Effect of Merger, Sale of Assets, Liquidation or Dissolution                  8
                  6.2.1    Mergers, Sales of Assets, Other Transactions                         8
                  6.2.2    Liquidation; Dissolution                                             9
         6.3      Fractional Shares                                                             9
         6.4      Determination of Board to Be Final                                            9
7.       Securities Registration                                                                9
         7.1      Compliance With Law                                                           9
         7.2      Investment Purpose                                                            9
8.       Amendment and Termination                                                              10
         8.1      Plan                                                                          10
         8.2      Options                                                                       10
         8.3      Automatic Termination                                                         10
9.       Miscellaneous                                                                          10
         9.1      Time of Granting Options                                                      10
         9.2      No Status as Shareholder                                                      10
         9.3      Status as an Employee                                                         11
         9.4      Reservation of Shares                                                         11
10.      Effectiveness of This Plan                                                             11

                             REALITY NETWORKS, INC.

                             2001 STOCK OPTION PLAN

1. Purpose. The purpose of the 2001 Stock Option Plan (the "Plan") is to provide a means by which Reality Networks, Inc. (the "Company") may attract, reward and retain the services or advice of former, current or future employees, officers, directors, agents and consultants, including members of technical advisory boards and independent contractors of the Company and to provide added incentives to them by encouraging stock ownership in the Company.

2. Stock Subject to This Plan. Subject to adjustment as provided below and in
Section 6 hereof, the stock subject to this Plan shall consist of shares of the Company's common stock (the "Common Stock"), and the total number of shares of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed one million ($1,000,000) shares, as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, cancelled or terminated options. Shares issued upon exercise of options granted under this Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Board, including without restriction provisions relating to maintenance by the Company of its status as an "S" corporation as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code").

3. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may suspend, amend or terminate this Plan as provided in Section 8.

         3.1 Powers. Subject to the specific provisions of this Plan, the Board shall have the authority, in its discretion from time to time: (a) to grant the stock options described in Section 5, including Incentive Stock Options and Non-Qualified Stock Options, and to designate each option granted as an Incentive Stock Option or a Non-Qualified Stock Option; (b) to determine, in accordance with Section 5.1(f) of this Plan, the fair market value of the shares of Common Stock subject to options; (c) to determine the exercise price per share of options; (d) to determine the Optionees (as defined herein) to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be represented by each option; (e) to interpret this Plan; (f) to prescribe, amend and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each option; (h) to reduce the exercise price per share of outstanding and unexercised options; (i) to defer, with the consent of the Optionee, or to accelerate the exercise date of any option; (j) to waive or modify any term or provision contained in any option applicable to the underlying shares of Common

Stock; (k) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Board; (l) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (m) to make all other determinations deemed necessary or advisable for the administration of this Plan. The interpretation and construction by the Board of any terms or provisions of this Plan, any option issued hereunder or of any rule or regulation promulgated in connection herewith and all actions taken by the Board shall be conclusive and binding on all interested parties. The Board may delegate administrative functions to individuals who are officers or employees of the Company.

         3.2 Limited Liability. No member of the Board or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the explicit provisions hereof, the Board may act in their absolute discretion in all matters related to this Plan. 3.3

         3.3 Securities Exchange Act of 1934. At any time that the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall be administered by the Board in accordance with Rule 16b-3 adopted under the Exchange Act, as such rule may be amended from time to time.

         3.4 Committee. The Board by resolution may delegate to a committee of the Board consisting of one or more members (the "Committee") any or all authority for administration of the Plan. If a Committee is appointed, all references to the Board in the Plan shall mean and relate to such Committee, except that only the Board may amend, modify, suspend or terminate the Plan as provided in Section 8.

4. Eligibility. The Board may award options to any former, current or future employee, officer, director, agent or consultant, including any member of technical advisory boards and any independent contractor, of the Company. Any party to whom an option is granted under this Plan is referred to as an "Optionee."

5. Awards. The Board may take the following actions from time to time, separately or in combination, under this Plan: (a) grant "Incentive Stock Options", as defined in Section 422 of the Code, to any employee of the Company or its subsidiaries, as provided in Section 5.1 of this Plan; (b) grant options other than Incentive Stock Options ("Non-Qualified Stock Options"), as provided in Section 5.2 of this Plan; (c) grant options to officers, employees and others in foreign jurisdictions, as provided in Section 5.7 of this Plan; and (d) grant options in certain acquisition transactions, as provided in Section 5.8 of this Plan.

         5.1 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

                  (a) Incentive Stock Options may be granted under this Plan only to employees of the Company or its subsidiaries, including employees who are directors.

                  (b) No employee may be granted Incentive Stock Options under this Plan to the extent that the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under this Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any subsidiary, exceeds one hundred thousand dollars ($100,000). To the extent that any option designated as an Incentive Stock Option exceeds the one hundred thousand dollars ($100,000) limit, such option shall be treated as a Non-Qualified Stock Option. In making this determination, options shall be taken into account in the order in which they were granted, and the fair market value of the shares of Common Stock shall be determined as of the time that the option with respect to such shares was granted.

                  (c) An Incentive Stock Option may be granted under this Plan to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as determined pursuant to the attribution rules contained in Section 424(d) of the Code) only if the exercise price is at least one hundred and ten percent (110%) of the fair market value of the Common Stock subject to the option on the date the option is granted, as described in Section 5.1(f) of this Plan, and only if the option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

                  (d) Except as provided in Section 5.5 of this Plan, no Incentive Stock Option granted under this Plan may be exercised unless at the time of such exercise the Optionee is employed by the Company or any subsidiary of the Company and the Optionee has been so employed continuously since the date such option was granted.

                  (e) Subject to Sections 5.1(c) and 5.1(d) of this Plan, Incentive Stock Options granted under this Plan shall continue in effect for the period fixed by the Board, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

                  (f) The exercise price shall not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value of shares shall be the closing price per share of the Common Stock on the date of grant as reported on a securities quotation system or stock exchange. If such shares are not so reported or listed, the Board shall determine the fair market value of the shares of Common Stock in its discretion.

                  (g) The provisions of clauses (b) and (c) of this Section shall not apply if either the applicable sections of the Code or the regulations thereunder are amended so as to change or eliminate such limitations or to permit appropriate modifications of those requirements by the Board.

         5.2 Non-Qualified Stock Options. Non-Qualified Stock Options shall be subject to the following terms and conditions:

                  (a) The exercise price may be more or less than or equal to the fair market value of the shares of Common Stock covered by the Non-Qualified Stock Option on the date the option is granted, and the exercise price may fluctuate based on criteria determined by the Board. The fair market value of shares of Common Stock covered by a Non-Qualified Stock Option shall be determined by the Board, as described in Section 5.1(f).

                  (b) Unless otherwise established by the Board, any Non-Qualified Stock Option shall terminate ten (10) years after the date it is granted.

         5.3 Vesting. To ensure that the Company will achieve the purposes of and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall be exercisable according to the following vesting schedule, except that the Board may waive this vesting schedule, establish a different vesting schedule or provide for no vesting schedule for such options as it determines:


         Months of Continuous
         Employment From the                      Portion of Total Option
         Base Date                                That is Exercisable
         --------------------                     -----------------------

         Less than 6 Months                       None
         6 Months or More                         1/36 for each month

         "Base Date" means a reference date established for the specific option grant and Optionee by the Board.

         5.4 Nontransferability. Each option granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, shall not be subject to execution, attachment or similar process and shall be exercisable during the Optionee's lifetime only by the Optionee. Any purported transfer or assignment in violation of this provision shall be void.

         5.5 Termination of Options.

                  5.5.1 Generally. Unless otherwise determined by the Board or specified in the Optionee's Option Agreement, if the Optionee's employment or service with the Company terminates for any reason other than for cause, resignation, retirement, disability or death, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three (3) month period, that portion of the Optionee's option which was exercisable at the time of such termination of employment or service (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

                  5.5.2 For Cause; Resignation.

                  (a) If an Optionee is terminated for cause or resigns in lieu of dismissal, any option granted hereunder shall be deemed to have terminated as of the time of the first act which led or would have led to the termination for cause or resignation in lieu of dismissal, and such Optionee shall thereupon have no right to purchase any shares of Common Stock pursuant to the exercise of such option, and any such exercise shall be null and void. Termination for "cause" shall include (i) the violation by the Optionee of any reasonable rule or policy of the Board or the Optionee's superiors or the chief executive officer or the President of the Company that results in damage to the Company or which, after notice to do so, the Optionee fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of the Company; (iv) any wrongful conduct of an Optionee which has an adverse impact on the Company or which constitutes a misappropriation of the assets of the Company; (v) unauthorized disclosure of confidential information; or (vi) the Optionee's performing services for any other company or person which competes with the Company while he or she is employed by or provides services to the Company, without the prior written approval of the chief executive officer of the Company. "Resignation in lieu of dismissal" shall mean a resignation by an Optionee of employment with or service to the Company if (i) the Company has given prior notice to such Optionee of its intent to dismiss the Optionee for circumstances that constitute cause, or (ii) within two (2) months of the Optionee's resignation, the chief operating officer or the chief executive officer of the Company or the Board determines, which determination shall be final and binding, that such resignation was related to an act which would have led to a termination for cause.

                  (b) If an Optionee resigns from the Company, the right of the Optionee to exercise his or her option shall be suspended for a period of two
(2) months from the date of resignation, unless the President or chief executive officer of the Company or the Board determines otherwise in writing. Thereafter, unless there is a determination that the Optionee resigned in lieu of dismissal, the option may be exercised at any time prior to the earlier of (i) the expiration date of the option (which shall have been similarly suspended) or
(ii) the expiration of three months after the date of resignation, for that portion of the Optionee's option which was exercisable at the time of such resignation (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).

                  5.5.3 Retirement. Unless otherwise determined by the Board, if an Optionee's employment or service with the Company is terminated with the Company's approval for reasons of age, the Option may be exercised at any time prior to the earlier of (a) the expiration date of the option or (b) the expiration of three months after the date of such termination of employment or service, for that portion of the Optionee's option which was exercisable at the time of such termination of employment or service (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).

                  5.5.4 Disability. Unless otherwise determined by the Board, if an Optionee's employment or relationship with the Company terminates because of a permanent and total disability (as defined in Section 22(e)(3) of the Code), the option may be exercised at any time prior to the earlier of (a) expiration date of the option or (b) the expiration of twelve (12) months after the date of such termination, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

                  5.5.5 Death. Unless otherwise determined by the Board, in the event of the death of an Optionee while employed by or providing service to the Company, the option may be exercised at any time prior to the earlier of (a) the expiration date of the option or (b) the expiration of twelve (12) months after the date of death by the person or persons to whom such Optionee's rights under the option shall pass by the Optionee's will or by the applicable laws of descent and distribution, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 5.6.4. and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

                  5.5.6 Extension of Exercise Period Applicable to Termination. The Board, at the time of grant or at any time thereafter, may extend the three
(3) month and twelve (12) month exercise periods to any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board may determine; provided, that any extension of the exercise period or other modification of an Incentive Stock Option shall be subject to the written agreement and acknowledgment by the Optionee that the extension or modification disqualifies the option as an Incentive Stock Option.

                  5.5.7 Failure to Exercise Option. To the extent that any portion of the option of any deceased Optionee or of any Optionee whose employment or service terminates is not exercised within the applicable period, all rights to purchase shares of Common Stock pursuant to such option shall cease and terminate.

                  5.5.8 Leaves. For purposes of this Section 5.5, with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Board) in accordance with the policies of the Company.

         5.6 Exercise.

                  5.6.1 Procedure . Subject to the provisions of Section 5.3 above, each option may be exercised in whole or in part; provided, however, that no fewer than fifty (50) shares (or the remaining shares then purchasable under the option, if less than fifty (50) shares) may be purchased upon any exercise of any option granted hereunder and that only whole shares will be issued pursuant to the exercise of any option (the number of fifty (50) shares shall not be changed by any transaction or action described in Section 6 unless the Board determines that such a change is appropriate). Options shall be exercised by delivery to the Secretary of the Company or his or her designated agent of notice of the number of shares with respect to which the option is exercised, together with payment in full of the exercise price.

                  5.6.2 Payment. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Secretary of the Company or his or her designated agent and shall be in cash or bank certified or cashier's check for the shares of Common Stock being purchased. The Board may determine at the time the option is granted for Incentive Stock Options, or at any time before exercise for Non-Qualified Stock Options, that additional forms of payment will be permitted, including without limitation payment through irrevocable instructions to a stock broker to deliver the amount of sales proceeds necessary to pay the appropriate exercise price and withholding tax obligations, all in accordance with applicable governmental regulations.

                  5.6.3 Withholding. Prior to the issuance of shares of Common Stock upon the exercise of an option, the Optionee shall pay to the Company the amount of any applicable federal, state or local tax withholding obligations. The Company may withhold any distribution in whole or in part until the Company is so paid. The Company shall have the right to withhold such amount from any other amounts due or to become due from the Company, as the case may be, to the Optionee, including salary (subject to applicable law) or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse it for any such taxes and cancel (in whole or in part) any such shares so withheld.

                  5.6.4 Conditions Precedent to Exercise. The Board may establish conditions precedent to the exercise of any option, which shall be described in the relevant Option Agreement.

         5.7 Foreign Qualified Grants. Options under this Plan may be granted to officers and employees of the Company and other persons described in Section 4 who reside in foreign jurisdictions as the Board may determine from time to time. The Board may adopt such supplements to the Plan as are necessary to comply with the applicable laws of such foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement on terms which are more beneficial to such Optionees than the terms permitted by this Plan.

         5.8 Corporate Mergers, Acquisitions, Etc. The Board may also grant options under this Plan having terms, conditions and provisions that vary from those specified in this Plan provided that such options are granted in substitution for, or in connection with the assumption of, existing options granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation to which the Company is a party.

         5.9 Holding Period. Unless otherwise determined by the Board, if a person subject to Section 16 of the Exchange Act exercises an option within six
(6) months of the date of grant of the option, the shares of Common Stock acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

         5.10 Option Agreements. Options granted under this Plan shall be evidenced by written stock option agreements ("Option Agreements"), which shall contain such terms, conditions, limitations and restrictions as the Board shall deem advisable and which are consistent with this Plan. All Option Agreements shall include or incorporate by reference the applicable terms and conditions contained in this Plan.

6.       Adjustments Upon Changes in Capitalization.

         6.1 Stock Splits, Capital Stock Adjustments. The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment.

         6.2 Effect of Merger, Sale of Assets, Liquidation or Dissolution.

                  6.2.1 Mergers, Sale of Assets, Other Transactions. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board, in its sole discretion and to the extent possible under the structure of the Transaction, shall select one of the following alternatives for treating outstanding options under this Plan:

                  (a) Outstanding options shall remain in effect in accordance with their terms;

                  (b) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied; or

                  (c) The Board shall provide a thirty (30) day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent vested and, if so determined by the Board in its discretion, to the extent of the next portion of the option, if any, that would vest and be exercisable after the consummation of the Transaction. Upon the expiration of such thirty (30) day period, all unexercised options shall immediately terminate.

                  6.2.2. Liquidation; Dissolution. In the event of the liquidation or dissolution of the Company, options shall be treated in accordance with Section 6.2.1(c).

         6.3 Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

         6.4 Determination of Board to Be Final. All adjustments under this
Section 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made, if possible, in such a manner so as not to constitute a "modification," as defined in Section 424(h) of the Code, and so as not to cause the Optionee's Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

7.       Securities Regulations.

         7.1 Compliance with Law. Shares of Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         7.2 Investment Purpose. As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any shares of Common Stock on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Board may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK THEREUNDER.

8.       Amendment and Termination.

         8.1 Plan. The Board may at any time suspend, amend or terminate this Plan, provided that, except as set forth in Section 6, the approval of the Company's shareholders is necessary within twelve (12) months before or after the adoption by the Board of any amendment that will:

         (a) increase the number of shares of Common Stock that are to be reserved for the issuance of options under this Plan;

         (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

         (c) require shareholder approval under applicable law, including
Section 16(b) of the Exchange Act.

         8.2 Options. Subject to the requirements of Section 422 of the Code with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Board may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be made in such a manner so as not to constitute a "modification," as defined in Section 424(h) of the Code, and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code.

         8.3 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

9.       Miscellaneous.

         9.1 Time of Granting Options. The date of grant of an option shall, for all purposes, be the date on which the Company completes the required corporate action relating to the grant of an option; the execution of an Option Agreement and the conditions to the exercise of an option shall not defer the date of grant.

         9.2 No Status as Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company (a "Shareholder") with respect to any of the shares of Common Stock issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised and the issuance (as evidenced by the appropriate entry on the books of the Company or duly authorized transfer agent of the Company) of the stock certificate evidencing such shares.

         9.3 Status as an Employee. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company, or to interfere in any way with the right of the Company to terminate his or her employment or other relationship with the Company at any time.

         9.4 Reservation of Shares. The Company, during the term of this Plan, at all times will reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

10. Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within twelve (12) months after the adoption of this Plan. No option granted under this Plan to any officer or director of the Company shall become exercisable, however, until the Plan is approved by the shareholders, and any options granted prior to such approval shall be conditioned upon and are subject to such approval.

         Adopted by the Board of Directors as of the 28th day of September, 2001.

                                    EXHIBIT E


                             NEVADA REVISED STATUTES


                           RIGHTS OF DISSENTING OWNERS


      NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      (Added to NRS by 1995, 2086)

       NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

      (Added to NRS by 1995, 2087)

      NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

      (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

      (Added to NRS by 1995, 2087)

      NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

      (Added to NRS by 1995, 2087)

      NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

      (Added to NRS by 1995, 2087)

      NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

      (Added to NRS by 1995, 2088)

       NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

      (Added to NRS by 1995, 2088)

      NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

      1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

      (Added to NRS by 1995, 2088)

      NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

      1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the domestic corporation is a party:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

      (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

      (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

      1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

              (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                   (I) The surviving or acquiring entity; or

                   (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

              (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).

      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

      (Added to NRS by 1995, 2088)

      NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

      1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

      2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

      (Added to NRS by 1995, 2089)

      NRS 92A.410 Notification of stockholders regarding right of dissent.

       1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

      (Added to NRS by 1995, 2089; A 1997, 730)

      NRS 92A.420 Prerequisites to demand for payment for shares.

       1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (b) Must not vote his shares in favor of the proposed action.

      2. A stockholder who does not satisfy the requirements of subsection 1 and is not entitled to payment for his shares under this chapter.

      (Added to NRS by 1995, 2089; 1999, 1631)

      NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

      1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2089)

      NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

      1.  A stockholder to whom a dissenter's notice is sent must:

      (a) Demand payment;

      (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

      (c) Deposit his certificates, if any, in accordance with the terms of the notice.

      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

      (Added to NRS by 1995, 2090; A 1997, 730)

      NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

      (Added to NRS by 1995, 2090)

      NRS 92A.460 Payment for shares: General requirements.

      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

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      (a) Of the county where the corporation's registered office is located; or

      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

      2.  The payment must be accompanied by:

      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

      (b) A statement of the subject corporation's estimate of the fair value of the shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

      (e) A copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2090)

      NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus

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accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

      (Added to NRS by 1995, 2091)

      NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

      (Added to NRS by 1995, 2091)

      NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

                                       7
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      (Added to NRS by 1995, 2091)

      NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

      5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or from applying the provisions of N.R.C.P. 68 or NRS 17.115.

      (Added to NRS by 1995, 2092)



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